APPENDIX A

FIRST INTERNATIONAL ADVISORS, LLC

SUB-ADVISORY AGREEMENT

WELLS FARGO FUNDS TRUST

Wells Fargo Emerging Markets Bond Fund1

Wells Fargo International Bond Fund

Wells Fargo Strategic Income Fund

Appendix A amended:  May 17, 2017

1. On May 17, 2017 the Board of Trustees of Wells Fargo Funds Trust approved the establishment of the Emerging Markets Bond Fund, effective in August 2017.
APPENDIX B

FIRST INTERNATIONAL ADVISORS, LLC

SUB-ADVISORY AGREEMENT

FEE AGREEMENT

WELLS FARGO FUNDS TRUST

This fee agreement is effective as of the 9th day of July, 2010, and is amended as of the 17th day of May, 2017, by and between Wells Fargo Funds Trust (the “Trust”), Wells Fargo Funds Management, LLC (the “Adviser”) and First International Advisors, LLC (the “Sub-Adviser”).

            WHEREAS, the parties have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides management and other services to the series of the Trust listed in Appendix A to the Sub-Advisory Agreement (the “Fund”); and

            WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as indicated on this Appendix B;

            NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying the annual rates indicated below to the average daily net assets of the Fund throughout the month:

Fund Name	Sub-Advisory Fee
Wells Fargo Emerging Markets Bond Fund[1]	0.00
Wells Fargo International Bond Fund	First 100M Next 200M Over 300M	0.35 0.30 0.20
Wells Fargo Strategic Income Fund[2]	First 100M Next 200M Over 300M	0.35 0.30 0.20

            If the Sub-Adviser shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Sub-Adviser provided management and other services to the Fund.

The foregoing fee schedule is agreed to as of this 17th day of May, 2017, and shall remain in effect until agreed and changed in writing by the parties.

WELLS FARGO FUNDS TRUST

on behalf of the Fund

By: ____________________________________

              C. David Messman

              Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By: ___________________________________

        Paul Haast

        Senior Vice President

FIRST INTERNATIONAL ADVISORS, LLC

By: ___________________________________

        Name:

        Title:

1. On May 17, 2017 the Board of Trustees of Wells Fargo Funds Trust approved the establishment of the Emerging Markets Bond Fund, effective in August 2017.

2. These fees will be paid based on assets under management attributable to the portion of the Fund’s portfolio managed by the Sub-Adviser.